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                                                                     EXHIBIT 1.1





                               2,250,000 Shares(1)

                       COMPLETE BUSINESS SOLUTIONS, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT



                                                                 August   , 1997
                                                                        --
DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
UBS SECURITIES LLC
LEGG MASON WOOD WALKER, INC.
As representatives of the
  several underwriters
  named in Schedule I hereto
 c/o Donaldson, Lufkin & Jenrette
     Securities Corporation
     277 Park Avenue
     New York, New York  10172

Gentlemen and Ladies:

     COMPLETE BUSINESS SOLUTIONS, INC., a Michigan corporation (the "COMPANY"), and the Selling Shareholders named on Schedule II hereto (the "SELLING SHAREHOLDERS"), propose to sell an aggregate of 2,250,000 shares of common stock, no par value, of the Company (the "FIRM SHARES"), to the several underwriters named in Schedule I hereto (the "UNDERWRITERS"). The Firm Shares consist of 1,250,000 shares to be issued and sold by the Company and 1,000,000 outstanding shares to be sold by the Selling Shareholders. The Company and the Selling Shareholders also propose to sell to the several
Underwriters not more than 337,500 additional shares of common stock, no par value, of the Company (the "OPTION SHARES"), if and to the extent requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Option Shares are herein collectively called the "SHARES." The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "COMMON STOCK." The Company and the Selling Shareholders are hereinafter collectively called the "SELLERS."

------------------------
(1)Plus an option to purchase up to 337,500 additional shares from the Company and the Selling Shareholders to cover over-allotments.


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      1.   Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-1 (File No. 333-______) including a prospectus relating to the Shares, which may be amended in accordance herewith. The term "ORIGINAL REGISTRATION STATEMENT" as used in this Agreement shall mean such registration statement, including all exhibits thereto, all financial statements therein, all documents incorporated by reference therein and all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which such prospectus became effective, and, in the event of any amendment thereto after the effective date of such registration statement (the "EFFECTIVE DATE"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended. The term "REGISTRATION STATEMENT" as used in this Agreement shall mean the Original Registration Statement, together with the registration statement filed pursuant to Rule 462(b) of the Act, if any (the "462(B) REGISTRATION STATEMENT"). The term "PROSPECTUS" as used in this Agreement shall mean the prospectus, including the documents incorporated by reference therein, relating to the Shares first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Original Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing of such supplement with the Commission or of the effectiveness of such amendment) such prospectus as so supplemented or amended. The term "PRELIMINARY PROSPECTUS" as used in this Agreement shall mean each preliminary prospectus included in the Original Registration Statement prior to the time it becomes effective.

      2.   Agreements to Sell and Purchase; Other Covenants.

           (a) Firm Shares. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 1,250,000 Firm Shares, (ii) each Selling Shareholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite such Selling Shareholder's name in the top portion of Schedule II hereto, and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a price per share of $_____ (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.

           (b) Option Shares. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell the Option Shares to the Underwriters; (ii) each Selling Shareholder named in Schedule II hereto agrees, severally and not jointly, to sell the number of Option Shares set forth opposite such Selling Shareholder's

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      name in the lower portion of Schedule II hereto; and (iii) the
      Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate 337,500 Option Shares from the Sellers at the Purchase Price. Option Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Option Shares in whole or in part from time to time by giving written notice thereof to the Company, in care of its Chief Executive Officer, and to Rajendra B. Vattikuti and Timothy S. Manney, the attorneys-in-fact for the Selling Shareholders (the "ATTORNEYS"), within 30 days after the date of the Prospectus. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Option Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day
      (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given, and (iii) no earlier than two business days after such notice has been given. If any Option Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder the number of Option Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Option Shares to be purchased from the Company as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

           (c) Lock-Up. Each Seller hereby agrees, severally and not jointly, and solely with respect to his, her or itself and his, her or its Shares, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement (a "LOCK-UP AGREEMENT") executed by each of the directors and executive officers of the Company who is not a Selling Shareholder, pursuant to which each such person agrees, during the period ending ninety (90) days after the date of the Prospectus (the "LOCK-UP PERIOD"), not to (1) offer, pledge, sell, contract to sell, engage in any short sale, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, otherwise than (i) as a bona fide gift or gifts, (ii) by will or intestacy to such person's immediate family or to a trust the beneficiaries of which are exclusively such person's and/or a member or members of his or her immediate family, (iii) as a distribution to limited partners or shareholders of such entity, or (iv) with the prior written consent of Donaldson Lufkin & Jenrette Securities Corporation. In addition, all Sellers holding registration rights agree that, without the prior written consent of Donaldson Lufkin & Jenrette Securities Corporation on behalf of the Underwriters, he, she or it will not, during the Lock-up Period, make any demand

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

      for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Notwithstanding the foregoing, during the Lock-Up Period (i) the Company may grant stock options pursuant to the Company's existing stock option plan provided that such options are not, by their terms, exercisable during the Lock-Up Period, and (ii) the Company may issue shares of its Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof.

      3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable, and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

      4. Delivery and Payment. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third or fourth business day following the date of the initial public offering (the "CLOSING DATE"), unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Sellers.

      Delivery to the Underwriters of, and payment for, any Option Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "OPTION CLOSING DATE"). Any such Option Closing Date and the location of delivery of and the form of payment for such Option Shares may be varied by agreement among you, the Company and the Attorneys.

      Payment for Shares purchased from the Company shall be made to the Company or its order, and payment for the Shares purchased from the Selling Shareholders shall be made to the Custodian (as defined herein), for the account of the Selling Shareholders, in each case in same day funds. Such payment shall be made against delivery of certificates for the Shares to you for the respective accounts of the several Underwriters as set forth below, against receipt therefor signed by you. Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, with any transfer taxes, if any, thereon duly paid by the respective Sellers, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer of same day funds to the order of the applicable Sellers.


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  5. Agreements of the Company. The Company agrees with you:

     (a) If the Registration Statement is not effective as of the execution of this Agreement, to use its best efforts to cause the Registration Statement to become effective at the earliest possible time.

     (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when the Registration Statement has become effective and when any post-effective amendment to it becomes effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement (a "STOP ORDER"), (iv) of the receipt by the Company of any notification with respect to the suspension of qualification of the Shares for offer or sale in any jurisdiction, or with respect to the initiation of any proceeding for such purposes, and (v) of the happening of any event during the period referred to in paragraph (e) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue a Stop Order, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

     (c) To furnish to you, without charge, five signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

     (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause the same to become promptly effective.

     (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

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     (f) If during the period specified in paragraph (e), any event shall occur as a result of which, in the reasonable opinion of counsel for the Underwriters it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

     (g) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

     (h) To mail and make generally available to its shareholders not later than the 45th day following the end of the fifth fiscal quarter occurring after the Effective Date an earnings statement in accordance with Section 11(a) of the Act and Rule 158 thereunder, and to advise you in writing when such statement has been so made available.

     (i) During the period of five years after the date of this Agreement, to mail as soon as reasonably practicable after the end of each fiscal year to the record holders of its Common Stock a financial report of the Company and its subsidiaries on a consolidated basis (and a similar financial report of all unconsolidated subsidiaries, if any), all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by independent certified public accountants.

     (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

     (k) To pay all costs, expenses, fees and taxes (other than expenses of counsel to the Underwriters, except as provided in subclause (iii) below) incident to (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each Preliminary Prospectus and all amendments and supplements to any of them prior to or during the period specified in

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paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments and supplements to it during the period specified in paragraph (e),
(iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Shares (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. ("NASD") in connection with the offering, (vi) the listing of the Shares on the Nasdaq National Market, (vii) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, and (viii) the performance by the Sellers of their other obligations under this Agreement.

     (l) To use its best efforts to maintain the inclusion of the Common Stock in the Nasdaq National Market (or on a national securities exchange) for a period of five years after the effective date of the Registration Statement.

     (m) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

  6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

     (a) The Registration Statement has become effective; no Stop Order is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

     (b) (i) Each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

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     (c) Each Preliminary Prospectus filed as part of the Original Registration
Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d) The Company owns, beneficially and of record, 100% of the capital stock of CBS Complete Business Solutions (Mauritius) Limited, a company organized under the laws of Mauritius ("CBSI MAURITIUS"), which Company, in turn, owns 100% of the capital stock of Complete Business Solutions (India) Private Limited, a company organized under the laws of India ("CBSI INDIA" and collectively with CBSI Mauritius, the "SUBSIDIARIES"); all such shares of capital stock are owned by the Company free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries.

     (e) The Company and each of the Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on business, prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole (any such effect to be referred to as a "MATERIAL ADVERSE EFFECT").

     (f) The conversion of the minority interest in CBSI Mauritius into Common Stock by the Selling Shareholder contemplated by the Shareholders' Agreement dated as of July 19, 1996 (the "SHAREHOLDERS' AGREEMENT"), among the Company, the Selling Shareholder, CBSI Mauritius and Rajendra Vattikuti, has been duly and validly consummated and is effective under applicable law. No consent, approval, authorization or order of any government or governmental agency, which has jurisdiction over any of the parties to the Shareholders' Agreement or over their respective properties, is required for the execution and delivery of the Shareholders' Agreement and the consummation of the transactions contemplated thereby, except for such consents, approvals, authorizations or orders as have been duly and timely received or obtained. The performance of the Shareholders' Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust or loan agreement, or under any material lease, contract, joint venture or other agreement, in each case to the best of the Company's knowledge, to

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which any of the parties to the Shareholders' Agreement was a party or by which any of such parties or their respective properties were bound, (ii) the charter or by-laws of any of the parties to the Shareholders' Agreement, or
(iii) any law or, to the best of the Company's knowledge, order of any court which had jurisdiction over any of the parties to the Shareholders' Agreement or over their respective property.

     (g) All the outstanding shares of capital stock of the Company and the Subsidiaries (including the Shares to be sold by the Selling Shareholder) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

     (h) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.

     (i) Neither the Company nor either of the Subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and the Subsidiaries, taken as a whole, to which the Company or either of the Subsidiaries is a party or by which it or either of the Subsidiaries or their respective property is bound.

     (j) The execution, delivery and performance of this Agreement, compliance by the Company with all the provisions hereof and the provisions of the Shareholders' Agreement and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body, except as such may be required under the securities or Blue Sky laws of the various states, and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Subsidiaries or any agreement, indenture or other instrument to which it or any of its Subsidiaries is a party or by which it or any of the Subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company or the Subsidiaries, or their respective property.

     (k) Except as otherwise set forth in the Prospectus, there are no material legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or to which any of their respective property is the subject, and, to the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement


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

or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

     (l) Neither the Company nor either of the Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), nor any foreign, federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any Material Adverse Effect.

     (m) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Prospectus, except those Permits the absence of which would not, singly or in the aggregate, give rise to a Material Adverse Effect; the Company and each of its Subsidiaries has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and, except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company or any of its Subsidiaries.

     (n) Except as otherwise set forth in the Prospectus or such as are not material to the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, the Company and each of the Subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or either of the Subsidiaries is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any Material Adverse Effect, and the Company and the Subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such Subsidiary.

     (o) The Company and each of the Subsidiaries maintain reasonably adequate errors and omissions and other liability insurance.

     (p) Arthur Andersen LLP are independent public accountants with respect to the Company as required by the Act.

     (q) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (and any amendment or

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supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

     (r) Except as disclosed in or specifically contemplated by the Prospectus, the Company and the Subsidiaries, taken as a whole, have sufficient intellectual property rights (including, without limitation, trademarks, trade names, patent rights, copyrights and licenses), approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any intellectual property rights (including, without limitation, trademarks, trade names, patent rights, copyrights and licenses), approvals or governmental authorizations would not have a Material Adverse Effect; and the Company has no knowledge of any infringement by it or the Subsidiaries of intellectual property rights (including, without limitation, trademarks, trade names, patent rights, copyrights and licenses), trade secret or other similar rights of others, and there is no claim being made against the Company or any Subsidiary regarding trademark, trade name, patent, copyright, license, trade secret or other infringement of intellectual property rights which could have a Material Adverse Effect.

     (s) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (t) Except as disclosed in the Registration Statement, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company.

     (u) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

     (v) The Company's outstanding Common Stock is registered pursuant to
Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market.

     (w) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company except as otherwise disclosed in the Registration Statement.

     (x) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by
Item 404 of Regulation S-K of the Commission.

     (y) Except as disclosed in the Prospectus, the Company has not paid any dividends to any holders of the capital stock of the Company.

     (z) There is (i) no significant unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against it or any of its Subsidiaries except for such actions specified in clause (i) above, which, singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     (aa) All material tax returns required to be filed by the Company and each of its Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

  7. Representations and Warranties of the Selling Shareholders. Each
Selling Shareholder severally represents, warrants and, with respect to paragraph 7(i) below, covenants and agrees, in each case solely with respect to him, her or itself and his, her or its Shares, to and with each Underwriter that:

     (a) Such Selling Shareholder is the lawful owner of the Shares to be sold by such Selling Shareholder pursuant to this Agreement and has, and on the Closing Date (and Option Closing Date, if applicable) will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

     (b) Upon delivery of and payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

     (c) Such Selling Shareholder has, and on the Closing Date will have, full legal right, power and authority to enter into this Agreement and the Custody Agreement (the "CUSTODY AGREEMENT") between such Selling Shareholder First Chicago

Trust Company of New York, as Custodian (the "CUSTODIAN") and to sell, assign, transfer and deliver such Shares in the manner provided herein and therein, and this Agreement and the Custody Agreement have been duly authorized, executed and delivered by such Selling Shareholder and each of this Agreement and the Custody Agreement is a valid and binding agreement of such Selling Shareholder enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.

     (d) The power of attorney signed by such Selling Shareholder appointing the Attorneys, or any one of them, as his, her or its attorneys-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding instrument of such Selling Shareholder enforceable in accordance with its terms, and, pursuant to such power of attorney, such Selling Shareholder has authorized, as appropriate, the Attorneys, or any one of them, to execute and deliver on its behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by such Selling Shareholder pursuant to this Agreement.

     (e) Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

     (f) The execution, delivery and performance of this Agreement by such Selling Shareholder, compliance by such Selling Shareholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws), will not require any consent, approval, authorization or other order of any board of directors, shareholders or other governing body of such Selling Shareholder (other than the consent of the board of directors of such Selling Shareholder, if applicable, which has previously been obtained), and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, organizational documents of such Selling Shareholder or any agreement, indenture or other instrument to which such Selling Shareholder is a party or by which such Selling Shareholder or property of such Selling Shareholder is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to such Selling Shareholder or property of such Selling Shareholder.

     (g) Certificates in negotiable form for the Shares to be sold by such Selling Shareholder have been placed in custody under the Custody Agreement with

Custodian for delivery under this Agreement. Such Selling Shareholder specifically agrees that the Shares represented by the certificates so held in custody for such Selling Shareholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Shareholder for such custody, including the Power of Attorney referenced in such Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Shareholder shall not be terminated by any act of such Selling Shareholder or by operation of law, whether by the death or incapacity of such Selling Shareholder (or, in the case of a Selling Shareholder that is not an individual, the dissolution or liquidation of such Selling Shareholder) or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or such other event should occur before the delivery of such Shares hereunder, certificates for such Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

     (h) Such parts of the Registration Statement under the captions "Management," "Principal and Selling Shareholders" and "Certain Transactions" which specifically relate to such Selling Shareholder do not, and will not on the Closing Date (and any Option Closing Date, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading.

     (i) At any time during the period described in paragraph 5(e) hereof, if there is any change in the information referred to in paragraph 7(h) above with respect to such Selling Shareholder, such Selling Shareholder will immediately notify you of such change.

  8. Indemnification.

     (a) The Company and each Selling Shareholder agree, jointly and severally, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments ("LOSSES"), joint or several, to which such indemnified parties or any of them may become subject under the Act, the Exchange Act, state securities laws, common law or otherwise, and the Company and the Selling Shareholders jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such Losses or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into the Registration Statement (including the Prospectus as part thereof) or any post-effective amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference into any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (i) the indemnity agreements of the Company and the Selling Shareholders contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment; provided, however, that the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph (a) and paragraph (d) below shall be limited to an amount equal to the product of the Purchase Price times the number of Shares sold by such Selling Shareholder hereunder.

     (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company and the Selling Shareholders, such Underwriter shall promptly notify the Company and the Selling Shareholder as appropriate, in writing, and the Company and the Selling Shareholders shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses of such counsel. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company and the Selling Shareholders shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company or the Selling Shareholder, as the case may be, and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Selling Shareholders, as the case may be (in which case the Company and the Selling Shareholders shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company and the Selling Shareholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such reasonable fees and expenses shall be reimbursed as they are incurred). A Seller shall not be liable for any settlement of any such action effected without the written consent of such Seller but if settled with the written consent of such Seller, such Seller agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any Losses by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than thirty business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Shareholder and each person, if any, controlling each Selling
Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company, any Selling Shareholder or any person controlling such Selling Shareholder based on the Registration Statement, the Prospectus or any Preliminary Prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Sellers (except that if any Seller shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company and such Selling Shareholder and any person controlling the Selling Shareholder shall have the rights and duties given to the Underwriter, in each case by Section 8(b) hereof.

     (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any Losses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Sellers and the Underwriters in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Sellers and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 8(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

     (f) Each Seller hereby designates ____________________, as its authorized agent, upon which process may be served in any action, suit or proceeding which may be instituted in any state or federal court in the State of New York by any Underwriter or person controlling an Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 8, and each Seller will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to such Seller, at the address for notices specified in Section 12 hereof.

  9. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

     (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

     (b) The Registration Statement shall have become effective not later than 5:00 P.M. (and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 p.m.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no Stop Order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

     (c)(i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company and its Subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its Subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus, and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by Rajendra Vattikuti and Timothy S. Manney, in their capacities as the Chief Executive Officer and Chief Financial Officer of the Company, respectively, confirming the matters set forth in paragraphs (a), (b), and (c) of this Section 9.

     (d) All the representations and warranties of the Selling Shareholders contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date, and you shall have received a certificate to such effect, dated the Closing Date, from each Selling Shareholder.

 (e) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Butzel Long, counsel for the Company, substantially to the effect that:

     (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

     (ii) the Company is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

     (iii) all the outstanding shares of Common Stock (including the Shares to be sold by the Selling Shareholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

     (iv) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights;

     (v) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company and each Selling Shareholder, enforceable in accordance with its terms (except as enforceability
(i) may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (ii) may be limited by general principles of equity);

     (vi) the authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus;

     (vii) the Registration Statement has become effective under the Act, no Stop Order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

     (viii) the statements under "Risk Factors--Shares Eligible for Future Sale," "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

     (ix) the Company is not in violation of its charter or by-laws and, to such counsel's knowledge after due inquiry, the Company is not in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, to which the Company is a party or by which it or its property is bound;

     (x) the execution, delivery and performance of this Agreement by the Company and each Selling Shareholder, compliance by the Company and each Selling Shareholder with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or the organizational documents of any Selling Shareholder that is not an individual or, to the best of such counsel's knowledge, any material agreement, indenture or other instrument to which the Company or any Selling Shareholder is a party or by which the Company or any Selling Shareholder or their respective properties are bound, or violate or conflict with any laws, administrative regulations or, to the best of such counsel's knowledge, rulings or court decrees applicable to the Company or any Selling Shareholder or their respective properties;

     (xi) such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company is a party or to which any of its property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

     (xii) to such counsel's knowledge, the Company has not violated any Environmental Laws, nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any Material Adverse Effect;

     (xiii) to such counsel's knowledge, the Company has such material permits, licenses, franchises and authorizations of governmental or regulatory authorities ("material permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its properties and to conduct its business in the manner described in the Prospectus; to such counsel's knowledge, the Company has fulfilled and performed all of its material obligations with respect to such material permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such material permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such material permits contain no restrictions that are materially burdensome to the Company;

     (xiv) the Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

     (xv) to such counsel's knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company, except as disclosed and to the extent and on the terms described in the Prospectus;

     (xvi) to such counsel's knowledge, except as otherwise set forth in the Registration Statement or such as are not material to the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, the Company has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all material property and assets described in the Registration Statement as being owned by it;

     (xvii) to such counsel's knowledge, all leases to which the Company is a party are valid and binding and no default has occurred or is continuing thereunder, which might result in any Material Adverse Effect, and the Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee with such exceptions as do not materially interfere with the use made by the Company; and

     (xviii) The Registration Statement and the Prospectus comply as to form in all material respects as to the requirements of the Act, except that such counsel does not need to express any opinion as to the financial statements and related notes, schedules and other financial, statistical and accounting data included in or excluded from the Registration Statement or in the Prospectus and except that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus.

     (xix) The Custody Agreement has been duly authorized, executed and delivered by each Selling Shareholder and is a valid and binding agreement of such Selling Shareholder enforceable in accordance with its terms; except (A) as rights to indemnity and contribution may be limited by applicable laws and considerations of public policy, (B) as may be limited by the effects of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting rights and remedies of creditors generally, and
(C) as may be limited by the effects of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), whether applied by a court of law or equity.

     (xx) Each Selling Shareholder has full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws) to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder in the manner provided in this Agreement and the Custody Agreement.

     (xxi) Delivery of the Shares to be sold by each Selling Shareholder to the Underwriters against payment therefor as provided in this Agreement will pass title to such Shares free and clear of any adverse claim, assuming that each Underwriter purchases the Shares in good faith without notice of any adverse claim.

     (xxii) The Power of Attorney signed by each Selling Shareholder appointing the Attorneys, or either of them, as his attorneys-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a valid and binding instrument of such Selling Shareholder enforceable in accordance with its terms, except (A) as rights to indemnity and contribution may be limited by applicable laws and considerations of public policy, (B) as may be limited by the effects of applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting rights and remedies of creditors generally, and (C) as may be limited by the effects of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), whether applied by a court of law or equity, and pursuant to such Power of Attorney, each of the Selling Shareholders has authorized the Attorneys, or either of them, to execute and deliver on their behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by such Selling Shareholders pursuant to this Agreement.

     In addition to the matters set forth above, such opinion shall also include a statement to the effect that although such counsel has not independently verified the accuracy or completeness of the information in the Registration Statement and Prospectus, they have participated in conferences with representatives of the Company and its independent accountants and investment bankers and their counsel at which the contents of the Registration Statement and the Prospectus were discussed at length and nothing has come to their attention that causes them to believe that (except for financial statements and schedules, as to which no belief need be expressed) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as amended or supplemented, if applicable (except for financial statements and schedules and other financial or statistical data, as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The opinion of Butzel Long described in paragraph (e) above shall be rendered to you at the request of the Company, and shall so state therein.

        (f) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Singhania & Co., counsel for CBSI India to the effect that:

            (i) CBSI India has been duly organized and is validly existing as a private company limited by shares in good standing under the laws of India;

            (ii) CBSI India has 2,000,000 shares of stock authorized, 552,756 of which are issued and outstanding; all necessary and proper corporate proceedings have been taken in order to authorize validly such authorized stock; all outstanding shares of such stock have been duly and validly issued, are fully paid and non-assessable, have been issued in compliance with Indian law, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase any securities;

            (iii) All of the outstanding shares of capital stock of, or other ownership interests in, CBSI India have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by CBSI Mauritius, except one share held by Mr. Rajendra Vattikuti, one of the directors of CBSI India, as nominee shareholder of CBSI Mauritius, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature; and

            (iv) The consummation of the transactions contemplated hereby will not result in a breach of, or constitute a default under, any material indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other material agreement or instrument to which CBSI India is a party or by which any of its properties may be bound, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over CBSI India or any of its properties and to such counsel's knowledge, no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation by CBSI India of the transactions contemplated herein, except as have been made or obtained.

     In rendering such opinion, such counsel may rely as to matters of fact, on certificates of the officers of CBSI India and of governmental officials, in which case their opinion shall state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates shall be attached to the opinion.

   (g) [   you shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Maigrot & Koenig, counsel for JF Electra (Mauritius) Limited ("JF ELECTRA"), to the effect that:

       (i) JF Electra has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority required to carry on its business as it is currently being conducted;

       (ii) This Agreement has been duly authorized, executed and delivered by JF Electra and is a valid and binding agreement of JF Electra enforceable in accordance with its terms (except as enforceability (i) may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (ii) may be limited by general principles of equity and (iii) of provisions relating to indemnity and contribution hereunder may be limited by principles of public policy);

       (iii) To such counsel's knowledge, the execution, delivery and performance of this Agreement by JF Electra, compliance by JF Electra with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act or other securities or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter, by-laws or other organizational documents of JF Electra or any material agreement, indenture or other instrument known to such counsel to which JF Electra is a party or by which JF Electra or its properties are bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to JF Electra or its properties;

       (iv) The Custody Agreement has been duly authorized, executed and delivered by JF Electra and is a valid and binding agreement of such entity, enforceable in accordance with its terms, except for limitations on enforceability set forth in subpart (ii) above;

       (v) JF Electra has full legal right, power and authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws) to sell, assign, transfer and deliver the Shares to be sold by it in the manner provided in this Agreement and the Custody Agreement;

       (vi) JF Electra has good and clear title to the certificates for the Shares to be sold by it and upon delivery thereof, pursuant hereto and payment therefor, good and clear title will pass to the Underwriters, severally, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever; and

       (vii) The power of attorney signed by JF Electra appointing the Attorneys, or any of them as its attorney-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement has been duly authorized, executed and delivered by or on behalf of JF Electra and is a valid and binding instruments of JF Electra, enforceable in accordance with its terms (except for limitations on enforceability set forth in subpart (ii) above), and pursuant to such power of attorney, JF Electra has authorized the Attorneys, or any of them as its attorney-in-fact to execute and deliver on its behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by it pursuant to this Agreement.

     (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Sachnoff & Weaver, Ltd., counsel for the Underwriters, as to the matters set forth therein. In making the statements analogous to those following section 9(e)(xviii) in the opinion for counsel for the issuer, above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

     (i) You shall have received from Arthur Andersen LLP a letter or letters, in form and substance reasonably satisfactory to you and your counsel addressed to the Underwriters and dated the Closing Date and any later date on which Option Shares are purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the "ORIGINAL LETTER"), but carried out to a date not more than five business days prior to the Closing Date or such later date on which the Option Shares are purchased, as the case may be, (iii) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (iv) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter, or their knowledge thereof, after the date of the Original Letter or to reflect the availability of more recent financial statements, date or information. If such Original Letter discloses any material adverse decreases or increases, as the case may be, in the items specified therein which are not set forth in or contemplated by the Prospectus, or if the subsequent letter or letters to be delivered at the Closing discloses any material adverse change in the statements and conclusions set forth in the Original Letter, which in either case, in the reasonable judgment of the Underwriters, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated by the Prospectus, this Agreement and all obligations of the Underwriters hereunder may be terminated by the Underwriters by notifying the Company in the matter and with the effect provided below in Section 12 of this Agreement.

     (j) The Company and the Selling Shareholders shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

     (k) You shall have received on the Closing Date, a certificate of JF Electra to the effect that JF Electra is not a US Person (as defined under applicable US federal tax legislation), which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     (l) You shall have received on the Closing Date a properly completed and executed United States Treasury Department Form W-8 from the Selling Shareholders.

     (m) You shall have received on the Closing Date an opinion (reasonably satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Hamid Moolan, Q.C., counsel for CBSI Mauritius to the effect that:

         (i) CBSI Mauritius has been duly organized and is validly existing as a private company limited by shares holding an offshore certificate in good standing under the laws of Mauritius;

         (ii) CBSI Mauritius has 100,000 shares of common stock authorized, 49,025 of which are issued and outstanding; all necessary and proper corporate proceedings have been taken in order to authorize validly such authorized stock; all outstanding shares of common stock have been duly and validly issued, are fully paid and non-assessable, have been issued in compliance with Mauritius law, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase any securities;

         (iii) All of the outstanding shares of capital stock of, or other ownership interests in, CBSI Mauritius have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature; and

         (iv) The consummation of the transactions contemplated hereby will not result in a breach of, or constitute a default under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other material agreement or instrument to which CBSI Mauritius is a party or by which any of its properties may be bound, or violate any statute, judgment, decree, order, rule or regulation known to such counsel of any court or governmental body having jurisdiction over the Subsidiaries or any of their properties and to such counsel's knowledge, no approval, authorization, order or consent of any court, regulatory body, administrative agency or other governmental body is required for conversion of the JF Electra shares, the execution and delivery of this Agreement and the consummation by CBSI Mauritius of the transactions contemplated herein, except as have been made or obtained.

     In rendering such opinion, such counsel may rely as to matters of fact, on certificates of the officers of CBSI Mauritius and of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion.

     The several obligations of the Underwriters to purchase any Option Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Option Shares and other matters related to the issuance of such Option Shares.

     10. Termination.

         (a) This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and Subsidiaries, taken as a whole, or the earnings, affairs, or business prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York
Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange or Nasdaq National Market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any Subsidiary, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

     (b) If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Option Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm
Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided, however, that in no event shall the number of Firm Shares or Option Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Option Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date or on an Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Option Shares, as the case may be, and the aggregate number of Firm Shares or Option Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters and arrangements satisfactory to you and the applicable Sellers for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the applicable Sellers. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

     11. Agreements of the Selling Shareholders. Each Selling Shareholder agrees with you and the Company:

         (a) To pay or to cause to be paid all transfer taxes, if any, with respect to the Shares to be sold by such Selling Shareholder; and

         (b) To take all reasonable actions in cooperation with the Company and the Underwriters to cause the Registration Statement to become effective at the earliest possible time, to do and perform all things to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

     12. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Complete Business Solutions, Inc., 32605 West Twelve Mile Road, Suite 250, Farmington Hills, MI 48334, (b) if to any Selling Shareholder, to any of the Attorneys, and (c) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172,
Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

     The respective indemnities, contribution agreements, representations, warranties and other statements of the Selling Shareholder, the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Sellers, the officers or directors of the Company or any controlling person of the Sellers, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

     If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Sellers to comply with the terms or to fulfill any of the conditions of this Agreement, the Sellers agree to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

     Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Sellers, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "SUCCESSORS AND ASSIGNS" shall include controlling persons and successors in interest by operation of law, or by virtue of sale of all the assets of an entity, but shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the rules governing the conflicts of laws.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                                   * * * * *

        Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Shareholders and the several Underwriters.

                                 Very truly yours,

                                 COMPLETE BUSINESS SOLUTIONS, INC.


                                 By:
                                    -------------------------------------------
                                    Title:  President and Chief Executive
                                    Officer

                                 THE SELLING SHAREHOLDERS NAMED IN SCHEDULE II HERETO


                                 By:
                                    -------------------------------------------
                                    Attorney-in-fact



DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
UBS SECURITIES LLC
LEGG MASON WOOD WALKER, INC.

Acting severally on behalf of
 themselves and the several
 Underwriters named in
 Schedule I hereto

By: DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION

   By:
      ----------------------------
Title:
      ----------------------------

                                   SCHEDULE I

                                  UNDERWRITERS



                                                     NUMBER OF FIRM SHARES
                 NAME                                  TO BE PURCHASED
                 ----                                  ---------------
DONALDSON, LUFKIN & JENRETTE SECURITIES
 CORPORATION............................
UBS SECURITIES LLC.....................
LEGG MASON WOOD WALKER, INC............
                                                             ---------
 TOTAL.................................                      2,250,000

                                  SCHEDULE II

                              SELLING SHAREHOLDERS


                                    NUMBER OF FIRM SHARES
NAME                                     BEING SOLD
----                                     ----------
Rajendra B. Vattikuti                   750,000
J.F. Electra (Mauritus) Limited         165,000
Timothy S. Manney                        35,000
Douglas S. Land                          20,000
Daniel S. Rankin                         30,000




                                    NUMBER OF OPTION SHARES
NAME                                     BEING SOLD
----                                     ----------
Rajendra B. Vattikuti                   112,500
J.F. Electra (Mauritus) Limited          24,750
Timothy S. Manney                         5,250
Douglas S. Land                           3,000
Daniel S. Rankin                          4,500
